Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Acxiom Corporation Retirement Savings Plan:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-17115, 33-37610, 33-37609, 33-42351, 33-72310, 333-158005, 333-63633, 333-91395, 333-40114, 333-57470, 333-68620, 333-98613, 333-108900, 333-124901, 333-127743, 333-148946, 333-148708, 333-136919, 333-151333, and 333-175854) of Acxiom Corporation of our report dated June 25, 2013, with respect to the statements of net assets available for benefits of the Acxiom Corporation Retirement Savings Plan as of December 31, 2012 and 2011, the related statement of changes in net assets available for benefits for the year ended December 31, 2012, and the related supplemental schedule of Schedule H, line 4i – schedule of assets (held at end of year) as of December 31, 2012, which report appears in the December 31, 2012 annual report on Form 11-K of the Acxiom Corporation Retirement Savings Plan.

Dallas, Texas
June 25, 2013